                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "AGREEMENT") is dated as of August 24, 2005, by and between PacificHealth Laboratories, Inc., a Delaware corporation ("DEBTOR"), and Hormel Health Labs, LLC (the "LENDER").

                                    RECITALS:

         A. Debtor entered into a Securities Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith pursuant to which Debtor borrowed $500,000 from Lender under the terms of a Secured Promissory Note (the "NOTE").

         B. As a condition to the execution and delivery of the Purchase Agreement, the Lender required Debtor to secure Debtor's obligations to the Lender under the Note by granting the Lender a lien on and security interest in all of Debtor's property.

         NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be bound hereby, Debtor agrees with the Lender, for the benefit of the Lender, as follows:

         1. GRANT OF SECURITY INTEREST. For valuable consideration, Debtor hereby grants and transfers to the Lender, for the benefit of the Lender, a security interest in all of the now held and hereafter acquired property of Debtor described as follows (collectively, the "COLLATERAL"):

         (a) all accounts receivable, accounts, chattel paper, contract rights (including, without limitation, royalty agreements, license agreements and distribution agreements), documents, instruments, money, deposit accounts and general intangibles, including, without limitation, payment intangibles, returns, repossessions, books and records relating thereto, and equipment containing said books and records, all financial assets, all investment property, including securities and securities entitlements;

         (b) all software, computer source codes and other computer programs and supporting information (collectively, the "SOFTWARE PRODUCTS"), and all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, United States of America and foreign, obtained or to be obtained on or in connection with the Software Products, or any parts thereof or any underlying or component elements of the Software Products together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of any lender to sue in its own name and/or the name of the Company for past, present and future infringements of copyright;

         (c) all goods, including, without limitation, equipment and inventory (including, without limitation, all export inventory) and all computer programs embedded in goods and any supporting information;

         (d) all guarantees and other security therefor;

         (e) all trademarks, service marks, trade names and service names and the goodwill associated therewith;

         (f) (a) all patents and patent applications, including but not limited to those patents and patent applications set forth on Schedule A hereto, filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (b) licenses pertaining to any patent whether the Company is licensor or licensee, (c) all income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (d) the right (but not the obligation) to sue for past, present and future infringements thereof, (e) all rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part with any of the foregoing (all of the foregoing patents and applications and interests under patent license agreements, together with the items described in clauses (a) through (f) in this paragraph are sometimes herein individually and collectively referred to as the "PATENTS");

         (g) all letter-of-credit rights and letters of credit; together with

         (h) whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, "PROCEEDS").

         2. OBLIGATIONS SECURED. The obligations secured hereby (the "SECURED OBLIGATIONS") consist of the following: all of Debtor's obligations of payment and performance now or in the future arising under or in connection with (i) the Purchase Agreement or (ii) the Note.

         3. TERMINATION. This Agreement will terminate, the Lender's security interests in the Collateral described in this Security Agreement will terminate, and UCC termination statements will be filed when the Secured Obligations have been fully satisfied and Lender shall have provided a written release of its security interests evidenced hereunder.

         4. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to the Lender that: (a) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor's organizational documents or agreements delivered to the Lender are complete and accurate in every respect;
(b) Debtor is the owner and has possession or control of the Collateral and Proceeds; (c) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds; (d) except for the liens and security interests created hereby or pursuant to the obligations of the Company to Fidelity Funding

Business Credit, Ltd., dba USA Funding, Ltd. pursuant to the Purchase & Sale Agreement dated May 28, 2003 between the Company and Fidelity Funding Business Credit, Ltd., dba USA Funding, Ltd. as amended by the First Amendment to the Purchase & Sale Agreement dated June 1, 2004 (the "USA OBLIGATION") or as permitted by the Note, or otherwise agreed to in writing by the Lender, Collateral and Proceeds are: (i) genuine and free from valid liens or encumbrances and (ii) with respect to accounts, to the best of Debtor's knowledge, such accounts are free of valid adverse claims, set-offs, default, prepayment, defenses or other conditions precedent except those that occur in the ordinary course of Debtor's business as Debtor's business is currently conducted; (e) all statements contained herein and, where applicable, in the Note or the Purchase Agreement as to the Collateral are true and complete in all material respects; (f) except with respect to the USA Obligation, there is no valid financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Lender, on file in any public office; (g) where Collateral consists of rights to payment, to the best of Debtor's knowledge, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper (if any) has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any applicable consumer credit laws; and (h) where the Collateral consists of Equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any Equipment that Debtor may deem to be surplus, has been consented to or acquiesced in by the Lender.

         5. COVENANTS OF DEBTOR.

     (a) Debtor agrees: (i) to pay the Secured Obligations secured hereby when due; (ii) to indemnify and hold harmless the Lender against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all costs and expenses, including reasonable attorneys' fees (whether incurred before trial, at trial, or in any bankruptcy or arbitration) incurred by Lender in enforcing Lender's interest therein and/or the realization, enforcement and exercise of the Lender's rights, powers and remedies hereunder; (iv) to permit Lender to exercise its powers hereunder; (v) to execute and deliver such documents as Lender deems necessary to create, perfect and continue the security interests contemplated hereby; (vi) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or registered without giving the Lender prior written notice thereof; (vii) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving the Lender prior written notice of the address to which Debtor is moving same; and (viii) to cooperate with the Lender in perfecting all security interests granted herein and in obtaining such agreements from third parties as the Lender deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

         (b) Debtor agrees with regard to the Collateral and Proceeds (but not with respect to any property other than Collateral and Proceeds): (i) that Lender is authorized to file financing statements in the name of Debtor to perfect Lender's security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral with Lender named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies, in a manner satisfactory to Lender; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor's premises, except (A) for deliveries to buyers in the ordinary course of Debtor's business and (B) Collateral which consists of mobile goods as defined in the Delaware Uniform Commercial Code, in which case Debtor agrees not to remove or permit the removal of such Collateral from its state of domicile for a period in excess of thirty (30) calendar days; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) except to the extent specifically permitted by the Purchase Agreement and the Note, not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of the Lender and the sale of Accounts pursuant to the USA Obligation; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business; (viii) to permit the Lender to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit the Lender or its representatives to inspect the same and make copies thereof at any reasonable time; (x) if requested by the Lender, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, after an Event of Default, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Lender daily in the exact form in which they are received together with a collection report in form satisfactory to the Lender;
(xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property except for Proceeds deposited in Debtor's account(s) maintained at the Lender. As used herein the prohibition on commingling of Collateral refers to combining or intermixing Equipment or inventory in which the Lender is granted a security interest pursuant to this Agreement with other property in which the Lender has no security interest if the effect of such combining or intermixing is that the property in which the Lender is not granted a security interest hereunder cannot be differentiated and separated from the Collateral in which the Lender is granted a security interest pursuant to this Agreement;
(xii) to give only allowances and credits on accounts in the ordinary course of Debtor's business and to advise the Lender of the same immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by the Lender, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement, and to assign in writing and deliver to the Lender all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event the Lender elects to receive payments or rights to payment or Proceeds hereunder to pay all reasonable expenses incurred by the Lender in connection therewith, including reasonable expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

Lender agrees that the following liens shall not violate this Agreement: (a) liens created pursuant to the USA Obligations, and (b) equipment leases permitted by the Note. In addition, Lender agrees that its security interest in any Accounts which are sold pursuant to the terms of the USA Obligations shall lapse upon such sale.

         6. POWERS OF LENDER. Debtor appoints the Lender its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Lender's officers and employees, or any of them: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of the Lender's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Lender's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which the Lender is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Lender toward repayment of the Secured Obligations or, where appropriate and if approved by the Secured Creditors, replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Secured Obligations; (o) to preserve or release the interest evidenced by chattel paper to which the Lender is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by the Lender as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided however, that the Lender shall not take any of the above actions to the extent inconsistent with the rights of Fidelity Funding Business Credit, Ltd. pursuant to the USA Obligations. The Lender shall exercise its rights as attorney in fact under this Agreement only upon the occurrence and continuation of an Event of Default (as that term is defined in the Note).

         7. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, when due, all insurance premiums, taxes, charges, liens and assessments (collectively, the "ASSESSMENTS") against the Collateral and Proceeds, and upon the failure of Debtor to do so, the Lender at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by the Lender shall be obligations of Debtor to the Lender, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 14 of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement. Notwithstanding the foregoing, any Assessments that are payable in installments may be paid in installments as long as each installment is paid by its due date. Further, Debtor may diligently contest, in good faith and by appropriate proceedings, the amount or validity of any Assessments as long as Debtor provides the Lender with prior written notice of the contest and if the Lender so requests, provides a bond or other security acceptable to the Lender.

         8. EVENTS OF DEFAULT. Any Event of Default (as defined in the Note) is an Event of Default under this Agreement.

         9. REMEDIES. Upon an Event of Default, the Lender shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Delaware Uniform Commercial Code or otherwise provided by law, including without limitation, the right (a) subject to the USA Obligations, to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to the Lender, and (b) to sell, lease, license or otherwise dispose of any or all Collateral. All rights, powers, privileges and remedies of the Lender shall be cumulative. No delay, failure or discontinuance of the Lender in exercising any right, power, privilege or remedy hereunder or under the Note or Purchase Agreement shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by the Lender of any default hereunder or under the Note or Purchase Agreement, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. While an Event of Default exists: (a) Debtor will deliver to the Lender from time to time, as requested by the Lender, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except pursuant to the provisions of the USA Obligations or on terms approved by the Lender; (c) at the Lender's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to the Lender at a reasonably convenient place designated by the Lender; and (d) the Lender may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral. With respect to any sale or other disposition by the Lender of any Collateral subject to this Agreement, Debtor hereby expressly grants to the Lender the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks. Debtor further agrees that the Lender shall have no obligation to process or prepare any Collateral for sale or other disposition.

         10. DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral hereunder, the Lender may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by the Lender to the payment of expenses and fees incurred by or owed to the Lender, reasonable attorneys' fees, and the balance of such proceeds may be distributed by the Lender toward the payment of the Secured Obligations in such order of application as may be required by the Note and Purchase Agreement.

         11. STATUTE OF LIMITATIONS. Until all Secured Obligations shall have been paid in full and all commitments by the Lender to extend credit to Debtor pursuant to the Note and Purchase Agreement have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to the Lender hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that the Secured Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Secured Obligations secured hereunder.

         12. MISCELLANEOUS WAIVERS. Debtor hereby waives any right to require the Lender to (i) proceed against Debtor or any other person, (ii) proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) except as specifically required under other provisions of this Agreement, make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral or Proceeds. Debtor further waives any right to direct the application of payments or security for any Secured Obligations of Debtor or indebtedness of customers of Debtor.

         13. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to the Lender at the address specified in the Purchase Agreement, to Debtor at the address designated in the Purchase Agreement, or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows:
(a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         14. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to the Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's in-house counsel), expended or incurred by the Lender in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by the Lender or any other person) relating to Debtor or in any way affecting any of the Collateral, the Proceeds or the Lender's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the Default Rate specified in the Note. Notwithstanding anything apparently to the contrary in this Section 14, if the Lender demands payment of any of the costs, expenses and attorney fees described in this Section 14 in the absence of an Event of Default, then Debtor shall have 30 days from the date of such demand to make such payment and if no Event of Default has occurred during that 30 day period, Debtor may make such payment within that 30 day period without having to pay interest on such payment.

         15. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by the Lender and Debtor.

         16. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the state of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the New Jersey, without regard to its principles of conflicts of laws. Any disputes hereunder shall be resolved pursuant to Section 7.13 of the Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the first date written above.

PacificHealth Laboratories, Inc.


By:      /s/ Stephen P. Kuchen
         ---------------------------------------
Name:    Stephen P. Kuchen
Title:   CFO/COO

Accepted and agreed as of the first date written above.

Hormel Health Labs, LLC


By:      /s/ James N. Sheehan
         -------------------------------------
Name:    James N. Sheehan
Title:   Vice President

                                   Schedule A
                                   ----------

                           PATENTS AND PATENTS PENDING

1. US 6,716,815 B2 - Nutritional Intervention Composition for Enhancing and Extending Satiety, Issued April 6, 2004

2. US 6,558,690 B2 - Nutritional Composition for Improving the Efficacy of a Lipase Inhibitor, Issued May 6, 2003

3. US 6,468,962 B1 - Nutritional Intervention Composition for Enhancing and Extending Satiety, Issued October 22, 2002

4. US 6,436,899 B2 - Nutritional Intervention Composition for Enhancing and Extending Satiety, Issued August 20, 2002

5. US 6,429,190 B1 - Method for Extending the Satiety of Food by Adding a Nutritional Composition Designed to Stimulate Cholecystokinin (CCK), Issued August 6, 2002

6. US 6,207,638 B1 - Nutritional Intervention Composition for Enhancing and Extending Satiety, Issued March 27, 2001

7. U.S. 6,838,431 - Nutritional Intervention Composition Containing Proteinase Inhibitor for Extending Post Meal Satiety, Issued January 4, 2005

8. Patent Pending 10/274,071 - Composition for Reducing Caloric Intake (Submitted on October 18, 2002)

9. US 5,585,101 - Method to Improve Performance During Exercise Using the Ciwujia Plant, Issued December 17, 1996

10. US 6,051, 236 - Composition for Optimizing Muscle Performance During Exercise, Issued April 18, 2000

11. Patent Pending 09/824,357 - Sports Drink Composition For Enhancing Glucose Uptake And Extending Endurance During Physical Exercise, Filed April 2, 2001